EXHIBIT 4.1

CONSENT OF THE MAJORITY HOLDERS OF 15% SECURED CONVERTIBLE PROMISSORY NOTES
DATED JANUARY 13, 2006 AND DATED JANUARY 22, 2007

This Consent is executed and delivered on this 2nd day of August 2007 by and among Matritech, Inc. (the “Borrower”), the undersigned holders of a majority of the outstanding principal amount of those certain 15% Secured Convertible Promissory Notes issued by the Borrower on January 13, 2006 (the “Series A Notes”) pursuant to the Securities Purchase Agreement, dated as of January 13, 2006, by and among the Borrower and the purchasers party thereto and previously amended on January 22, 2007 and July 27, 2007 (the “Series A Purchase Agreement”) and the undersigned holders of a majority of the outstanding principal amount of those certain 15% Secured Convertible Promissory Notes issued by the Borrower on January 22, 2007 (the “Series B Notes”) pursuant to the Securities Purchase Agreement, dated as of January 22, 2007, by and among the Borrower and the purchasers party thereto and previously amended on July 27, 2007 (the “Series B Purchase Agreement”).  The undersigned holders of a majority of the outstanding principal amount of the Series A Notes shall be referred to as the “Series A Majority Holders.”  The undersigned holders of a majority of the outstanding principal amount of the Series B Notes shall be referred to as the “Series B Majority Holders.”  All capitalized terms used in this Agreement and Amendment but not otherwise defined herein shall have the meanings ascribed to such terms in the Series A Purchase Agreement and the Series B Purchase Agreement, respectively.

WHEREAS, the parties have determined that it is in the best interests of the Borrower and all the holders of the Series A Notes and all the holders of the Series B Notes that the following consents and directions be made.

NOW, THEREFORE, for good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the parties agree as follows:

1.           Pursuant to the provisions of Article VIII.C(v) and (vi) of the Series A Notes and the Series B Notes, the Series A Majority Holders and the Series B Majority Holders hereby consent to the issuance by the Borrower of one or more 15% Secured Promissory Notes, in an aggregate principal amount of not more than $3.5 million (the “Series C Notes”), which Series C Notes shall rank pari passu with the Series A Notes and the Series B Notes as to repayment and security.

2.           Pursuant to the provisions of Section 8(c) of the Series A Purchase Agreement and the Series B Purchase Agreement, the Series A Majority Holders and the Series B Majority Holders hereby direct the Collateral Agent to consent to and to enter into a second amendment and restatement of the Security Agreement, originally dated January 13, 2006 and amended and restated on January 22, 2007, by and between the Collateral Agent (on behalf of itself and the holders of the Series A Notes and the holders of the Series B Notes) and the Borrower, to enable the holders of the Series C Notes to have a pari passu position with the holders of the Series A Notes and the holders of the Series B Notes as to the security interest granted under such agreement, and further direct the Collateral Agent to consent to and to enter into a second amendment and restatement of the Contingent License Agreement, originally dated January 13, 2006 and amended and restated on January 22, 2007, by and between the Collateral Agent (on behalf of itself and the holders of the Series A Notes and the holders of the Series B Notes) and the Borrower, to enable the holders of the Series C Notes to have a pari passu position with the holders of the Series A Notes and the holders of the Series B Notes as to the license granted under such agreement.

3.           The indebtedness represented by the Series C Notes, which indebtedness is permitted by this Consent, will be in addition to and not in lieu of the indebtedness permitted by clauses (a) and (b) of Article VIII.C(v) of the Series A Notes and Series B Notes.

4.           Except as expressly set forth herein, (a) the original terms and conditions of the Series A Notes, as previously amended on January 22, 2007 and on July 27, 2007, shall remain in full force and effect; (b) this Consent shall not be deemed to be a waiver, amendment or modification of, or consent to or departure from, any provision of the Series A Notes or to be a waiver of any Event of Default whether arising before or after the date hereof as a result of the transactions contemplated hereby; and (c) this Consent shall not preclude the future exercise of any right, remedy, power or privilege available to the holders of the Series A Notes whether under the Series A Notes or otherwise, and shall not be construed or deemed to be a satisfaction, novation, cure, modification, amendment or release of the Series A Notes.

6.   Except as expressly set forth herein, (a) the original terms and conditions of the Series B Notes, as previously amended on July 27, 2007, shall remain in full force and effect; (b) this Consent shall not be deemed to be a waiver, amendment or modification of, or consent to or departure from, any provision of the Series B Notes or to be a waiver of any Event of Default whether arising before or after the date hereof as a result of the transactions contemplated hereby; and (c) this Consent shall not preclude the future exercise of any right, remedy, power or privilege available to the holders of the Series B Notes whether under the Series B Notes or otherwise, and shall not be construed or deemed to be a satisfaction, novation, cure, modification, amendment or release of the Series B Notes.

7.           This Consent (a) constitutes the entire understanding of the parties with respect to the subject matter hereof, and any other prior agreements, whether written or oral, with respect hereto or thereto are expressly superseded hereby; (b) shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws; and (c) shall be binding upon and inure to the benefit of the successors and assigns of the Borrower and the holders of the Series A Notes and the holders of the Series B Notes.

7.   This Consent may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument, and by facsimile transmission, which facsimile signatures shall be considered original executed counterparts.

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IN WITNESS WHEREOF, the undersigned Borrower and the Series A Majority Holders and the Series B Majority Holders have caused this Consent to be executed as of the day first above written.

Borrower:

Matritech, Inc.

By: /s/ Stephen D. Chubb
Name:    Stephen D. Chubb
Title:      Chief Executive Officer

IN WITNESS WHEREOF, the undersigned Borrower and the Series A Majority Holders and Series B Majority Holders have caused this Consent to be executed as of the day first above written.

Holders:

SDS Capital Group SPC, Ltd., on behalf of its Class D segregated portfolio

By: /s/ Steve Derby
Name:  Steve Derby
Title:    Director
Series A Notes Held: $1,323,333  principal
Series B Notes Held: $1,140,000 principal

ProMed Partners, L.P.

By: /s/ David B. Musket
Name:  David B. Musket
Title:    Managing Director
Series A Notes Held: $131,476  principal
Series B Notes Held: $320,399  principal

ProMed Partners II, L.P.

By: /s/ David B. Musket
Name:  David B. Musket
Title:    Managing Director
Series B Notes Held: $16,816  principal

ProMed Offshore Fund, Ltd.

By: /s/ David B. Musket
Name:  David B. Musket
Title:    Managing Director
Series A Notes Held: $22,539 principal
Series B Notes Held: $48,072  principal

IN WITNESS WHEREOF, the undersigned Borrower and the Series A Majority Holders and Series B Majority Holders have caused this Consent to be executed as of the day first above written.

ProMed Offshore Fund II, Ltd.

By: /s/ David B. Musket
Name:  David B. Musket
Title:    Managing Director
Series A Notes Held: $835,569  principal
Series B Notes Held: $414,713  principal

David B. Musket, Individually

/s/ David B. Musket
Series A Notes Held: $106,875 principal
Series B Notes Held: $250,000 principal

H&Q Life Science Investors

By: /s/ Daniel R. Omstead
Name:  Daniel R. Omstead
Title:    President
Series A Notes Held: $1,583,333  principal
Series B Notes Held: $1,000,000  principal

The term H&Q Life Sciences Investors is the designation of the Trustees for the time being under a Declaration of Trust dated February 20, 1992, as amended, and all persons dealing with H&Q Life Sciences Investors must look solely to the trust property for the enforcement of any claims against H&Q Life Sciences Investors, and neither the Trustees, officers nor shareholders assume any personal liability for the obligations entered into on behalf of H&Q Life Sciences Investors.